UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934


            Date of Report (Date of earliest reported): July 31, 2006


                             THOMAS EQUIPMENT, INC.
                             ----------------------
               (Exact name of registrant as specified in charter)



         Delaware                 333-44586                    58-3565680
         --------                 ---------                    ----------
(State or other jurisdiction     (Commission                IRS Employer
of incorporation)                File Number)               Identification No.)



   1818 North Farwell Avenue, Milwaukee, WI                 53202
   ----------------------------------------                 ------
   (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (312) 224-8812

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS


         On June 15, 2005, Pneutech Inc. ("Pneutech"), a wholly owned subsidiary of Thomas Equipment, Inc. (the "Company"), entered into a credit facilities agreement (the "Credit Agreement") with the Royal Bank of Canada ("RBC"). Pneutech's subsidiaries, Rousseau Controls, Inc. and Hydramen Fluid Power Limited are also parties to the Credit Agreement. Under the terms of the Credit Agreement, Pneutech was provided with a CD$15,000,000 revolving credit facility and Pneutech and its subsidiaries were also be provided an additional CD$750,000 revolving lease line of credit. As extended, the obligations of the Credit Agreement became due and payable on July 31, 2006. RBC has continued, in its discretion, to permit the obligations to remain outstanding and to fund certain amounts thereunder. Pneutech is in the process of finalizing the negotiation of terms and documentation for loans by a new lender, although there can be no assurance that such transaction will be completed or the final terms of such loan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THOMAS EQUIPMENT, INC.


Date:  August 7, 2006                   /s/ JAMES E. PATTY
                                        ------------------------
                                        James E. Patty,
                                        CEO